Exhibit 99.(b)(3)

EXECUTION VERSION

August 31, 2023

To: Ferdinand FFP Acquisition, LLC

Amended and Restated Commitment Letter (the “Commitment Letter”)

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of February 27, 2023 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Ferdinand FFP Acquisition, LLC, a Delaware limited liability company (“Parent”), Ferdinand FFP Merger Sub 1, Inc., a Delaware corporation (“Company Merger Sub”), Ferdinand FFP Merger Sub 2, LLC, a Delaware limited liability company (“LLC Merger Sub”), and Focus Financial Partners Inc., a Delaware corporation (the “Company”), pursuant to which Company Merger Sub will be merged with and into the Company (the “Company Merger”) and the Company will continue as the surviving corporation of the Company Merger and LLC Merger Sub will be merged with and into Focus LLC the (“LLC Merger”) and Focus LLC will continue as the surviving limited liability company of the LLC Merger. This letter is being delivered to Parent to induce the Company to enter into the Merger Agreement. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

1.	If and only if (a) all conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions) and the Closing is required to occur pursuant to Section 1.3 of the Merger Agreement, (b) the Company has irrevocably confirmed in writing that if the Equity Financing is funded, then the Company will take such actions that are required of it by the Merger Agreement to consummate the Closing pursuant to the terms of the Merger Agreement and (c) substantially concurrently, Parent has received the funds pursuant to certain other equity commitment letters (the “Other Investor Equity Commitment Letters” and the equity financing pursuant thereto, the “Other Investor Equity Financing”), dated as of February 27, 2023 by and between Parent and certain other investors (the “Other Investors”), each of the undersigned (each, an “Investor” and, collectively, the “Investors”) hereby severally (and not jointly or jointly and severally) agrees that, at and subject to the consummation of the Closing, it will contribute, or cause to be contributed to Parent (directly, or indirectly through one or more parent companies of Parent, or otherwise), an amount, in immediately available funds, equal to the product of such Investor’s respective “Commitment Percentage” set forth opposite such Investor’s name on Schedule A attached hereto multiplied by $1,075,297,864.00 (each such Investor’s respective commitment to Parent, its “Equity Commitment”), which Equity Commitment shall be used by Parent, together with the proceeds of the Other Investors’ Equity Commitments and Other Investor Equity Financing, to pay the Required Amounts at the Closing, in each case, on the terms and subject to the conditions of the Merger Agreement and not for any other purpose; provided that, no Investor shall, under any circumstances, be obligated to contribute to Parent more than its Equity Commitment; provided, however, that the satisfaction or failure of the condition set forth in clause (c) of this Section 1 shall not limit or impair the ability of the Company to enforce the obligations of Parent under, and in accordance with, Section 3 of this Commitment Letter if either (i) the Company is also seeking enforcement of each Other Investor’s Other Investor Equity Financing under Section 3 of such Other Investor’s Equity Commitment Letter or (ii) each Other Investor has satisfied and performed, or has irrevocably confirmed in writing that it is prepared to satisfy and perform, in full, its obligations with respect to such Other Investor’s Other Investor Equity Financing under such Other Investor’s Other Investor Equity Commitment Letter (but with any actual performance by the Investors hereunder subject in each case to each Other Investor’s satisfaction and performance in full of its obligations with respect to such Other Investor’s Equity Financing under such Other Investor’s Other Investor Equity Commitment Letter and in no event will an Investor be required to fund all or any portion of its Equity Commitment unless each Other Investor satisfies and performs in full such obligations with respect to such Other Investor’s Other Investor Equity Financing).

2.	Each Investor’s obligation to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the payment of all Required Amounts by Parent at the Closing, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) a court of competent jurisdiction declining to specifically enforce the obligations of Parent to consummate the transactions contemplated by the Merger Agreement pursuant to a claim for specific performance brought against Parent pursuant to Section 9.5(b) of the Merger Agreement, (d) the termination of any of the Other Investor Equity Commitment Letters, that certain limited guarantee, dated as of February 27, 2023, of certain of the Investors (the “Investor Limited Guarantee”) or any of those certain limited guarantees, dated as of February 27, 2023, of each of the Other Investors or (e) the assertion in writing or filing, directly or indirectly, of a claim or Action (in either case, whether at law or in equity, in tort, contract or otherwise) by the Company or any of its Affiliates or any of their respective members, managers, officers, directors, agents, attorneys or other representatives (“Representatives”) under or in respect of the Merger Agreement, the Investor Limited Guarantee or the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to have been made in connection herewith or therewith) against Parent, the Investors or any Investor/Parent Affiliates, other than a Permitted Claim (in each case solely to the extent permitted by and subject to the terms and conditions of the Merger Agreement, this Commitment Letter and the Investor Limited Guarantee). When used herein, a “Permitted Claim” means an Action by the Company (i) against an Investor to enforce such Investor’s obligation to fund the Equity Commitment and Parent’s obligation to consummate the Closing in accordance with the terms of Section 3 hereof and Section 9.5(b) of the Merger Agreement (but subject to the concurrent enforcement of each Other Investor’s obligations with respect to such Other Investor’s Other Investor Equity Financing under such Other Investor’s Other Investor Equity Commitment Letter or each Other Investor confirming in writing that it is prepared to satisfy and perform its obligations thereunder with respect to such Other Investor’s Other Investor Equity Financing subject only to an Investor’s funding of its Equity Commitment), (ii) against Parent under the Merger Agreement in accordance with and subject to the terms and conditions thereof, (iii) against the Investors in accordance with and solely to the extent permitted by the Investor Limited Guarantee or (iv) against Stone Point Capital LLC (“Stone Point”) pursuant to and solely to the extent in accordance with the letter agreement, dated February 1, 2023, by and between the Company and Stone Point.

3.	This Commitment Letter shall be binding solely on each Investor and inure solely to the benefit of Parent, and nothing set forth in this Commitment Letter (other than as set forth in this Section 3 and in Section 7 hereof) shall be construed to confer upon or give to any Person other than Parent any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, any Investor’s respective Equity Commitment or any other provisions of this Commitment Letter; provided, however, that, upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, Section 9.5(b) thereof, the Company is hereby expressly made a third party beneficiary of the rights granted Parent hereby only for the purpose of seeking specific performance of Parent’s right to cause the Equity Commitment to be funded by each of the Investors under Section 1 hereunder (solely to the extent that Parent can enforce such Equity Commitments pursuant to the terms hereof), and for no other purpose (including, without limitation, any claim for monetary damages hereunder). Parent’s creditors shall have no right to enforce this Commitment Letter or to cause Parent to enforce this Commitment Letter and, except as set forth in this Section 3 with respect to the Company and Sections 5, 6 and 7 with respect to the Investor/Parent Affiliates, no Person that is not a party to this Commitment Letter is a beneficiary or has any rights under this Commitment Letter.

4.	Neither the Investors nor Parent may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of Parent (in the case of an assignment by the Investors) or the Investors (in the case of an assignment by Parent); provided, however, that each Investor may assign all or a portion of its rights, interests or obligations to any co-investor, any Affiliate, any fund managed or otherwise controlled by or under common control with such Investor or any other Person (provided that any such assignment shall not relieve such Investor of its obligations hereunder unless and to the extent actually performed). Any attempted assignment in violation of this section shall be null and void.

5.	Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered contemporaneously with the Merger Agreement or herewith, and notwithstanding the fact that any Investor may be a limited partnership or limited liability company, Parent, by its acceptance of the benefits of this Commitment Letter, covenants, agrees and acknowledges that no Person other than the Investors shall have any obligation under this Commitment Letter and no claim may be asserted against any other Person that is not a Permitted Claim. Accordingly, Parent agrees that, except as set forth in the immediately preceding sentence, it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection with the Merger Agreement or herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against, any former, current or future director, officer, agent, Affiliate, member, general or limited partner, manager, assignee, equityholder or employee of an Investor (or any of their successors or permitted assignees), or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, assignee, general or limited partner, equityholder, manager or member (or any of their successors or permitted assigns) of any of the foregoing (each, an “Investor/Parent Affiliate”), whether by or through attempted piercing of the corporate veil, by or through an Action (whether in tort, contract or otherwise) by or on behalf of Parent against the Investor/Parent Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise. The parties hereto expressly agree and acknowledge that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor/Parent Affiliate (other than the Investors, Parent or Stone Point with respect to any applicable Permitted Claim), as such, for any obligations of the Investors under this Commitment Letter or the transactions contemplated hereby, under any documents or instruments delivered in connection with the Merger Agreement or herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether at law or in equity, in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

6.	Parent further agrees that neither it nor any of its Affiliates shall have any right of recovery against any of the Investors or any Investor/Parent Affiliate, whether by piercing of the corporate veil, by a claim on behalf of Parent against any Investor or any Investor/Parent Affiliate, or otherwise, except for Parent’s right to be funded by such Investor under and to the extent provided in this Commitment Letter and subject to the terms and conditions hereof and of the Merger Agreement. Parent hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any Action (whether at law or in equity, in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against any Investor or any Investor/Parent Affiliate, except for an Action to enforce Parent’s right to cause the Equity Commitment to be funded by each of the Investors under Section 1 hereunder.

7.	Concurrently with the execution and delivery of the Original Commitment Letter, certain of the Investors executed and delivered to the Company the Investor Limited Guarantee related to certain payment obligations of Parent under the Merger Agreement. The Company’s remedies against an Investor under the Investor Limited Guarantee, subject to the express terms and conditions thereof, shall, and are intended to, be the exclusive remedy available to the Company and its Affiliates against such Investor or any of its Investor/Parent Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, including in the event Parent breaches its obligations under the Merger Agreement, whether or not any such breach is caused by such Investor’s breach of its obligations under this Commitment Letter, except for the right of Parent or the Company to specifically enforce the provisions of this Commitment Letter to cause such Investor to contribute to Parent, or cause to be contributed to Parent, an aggregate amount of the Equity Commitment, upon the terms and subject to the conditions set forth in this Commitment Letter and the Merger Agreement.

8.	Each party hereto hereby represents and warrants, with respect to itself, to each other party that (a) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation; (b) it has all necessary power and authority to execute, deliver and perform this Commitment Letter in accordance with the terms hereof; (c) the execution, delivery and performance of this Commitment Letter have been duly authorized by all necessary action and do not conflict with, contravene or result in any default, breach, violation or infringement (with or without notice or lapse of time or both) of any provision of such party’s charter, partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order or judgment; and (d) this Commitment Letter constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law). Each Investor hereby represents and warrants to Parent that it has the financial capacity to pay and perform its obligations under this Commitment Letter, and all funds necessary for it to fulfill its obligations hereunder shall be available to it on a timely basis for so long as this Commitment Letter shall remain in effect in accordance with Section 2 hereof.

9.	This Commitment Letter may be executed in any number of counterparts (including counterparts transmitted via facsimile or in .pdf or similar format) with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. In addition, facsimile or PDF signatures of authorized signatories of any party shall be valid and binding and delivery of a facsimile or PDF signature by any party shall constitute due execution and delivery of this Commitment Letter.

10.	This Commitment Letter and any Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Commitment Letter or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties irrevocably and unconditionally submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court) (the “Chosen Courts”), in the event of any claim, action or proceeding between the parties (whether in contract, tort or otherwise) arises out of or relating to this Commitment Letter or the transactions contemplated hereby, expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim and agrees that it shall not bring any Action against any other parties arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any court other than the Chosen Courts and that a final judgment in any Action in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Action relating to this Commitment Letter, for and on behalf of itself or any of its properties or assets, in such manner as may be permitted by applicable Law.

11.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11, (A) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (B) MAKES THIS WAIVER VOLUNTARILY.

12.	This Commitment Letter shall be treated as confidential and is being provided to Parent (and made available to the Company and its Representatives) solely in connection with the transactions contemplated by the Merger Agreement. This Commitment Letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of each Investor; provided that no such written consent shall be required for disclosures by Parent to its Representatives, so long as such Persons agree to keep such information confidential; provided, further, that Parent and the Company may disclose such information to the extent required by law, the applicable rules of any national securities exchange, in connection with any U.S. Securities and Exchange Commission filings relating to the transactions contemplated by the Merger Agreement or pursuant to any Action for a Permitted Claim.

13.	Parent acknowledges and agrees that (a) this Commitment Letter and the Other Investor Equity Commitment Letters are not intended to, and do not, create any agency, partnership, fiduciary or joint venture relationship between or among any Other Investor and the Investors and neither this Commitment Letter, any Other Investor Equity Commitment Letter, nor any other document or agreement entered into by any party hereto or thereto, as applicable, relating to the subject matter hereof shall be construed to suggest otherwise, (b) the obligations of each Other Investor and the Investors under their respective equity commitment letters are solely contractual in nature and (c) the determination of the Investors and each Other Investor to enter into this Commitment Letter and such Other Investor’s Other Investor Equity Commitment Letter respectively was independent of each other. Notwithstanding anything to the contrary contained in this Commitment Letter or any Other Investor Equity Commitment Letter, the liability of each Investor and each Other Investor shall be several, not joint or joint and several.

14.	This Commitment Letter supersedes and replaces in its entirety that certain Commitment Letter, dated as of February 27, 2023 (the “Original Commitment Letter”), by and among Parent and Trident IX, L.P., Trident Parallel IX, L.P. and Trident Professionals Fund IX, L.P.

[Remainder of page intentionally left blank]

TRIDENT IX, L.P.

By: Stone Point Capital LLC, its manager

By:
Name:
Title:

TRIDENT IX PARALLEL FUND, L.P.

By: Stone Point Capital LLC, its manager

By:
Name:
Title:

TRIDENT IX PROFESSIONALS FUND, L.P.

By: Stone Point Capital LLC, its manager

By:
Name:
Title:

T-IX FERDINAND CO-INVEST-A, LP

By: Trident Capital IX, L.P., its general partner

By: DW Trident GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to Commitment Letter]

T-IX FERDINAND CO-INVEST-B, LP

By: Trident Capital IX, L.P., its general partner

By: DW Trident GP, LLC, its general partner

By:
Name:
Title:

T-IX FERDINAND CO-INVEST-C, LP

By: Trident Capital IX, L.P., its general partner

By: DW Trident GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to Commitment Letter]

Accepted and Agreed to
as of the date written above:

Ferdinand FFP Acquisition, LLC

By:
Name:
Title:

[Signature Page to Commitment Letter]

Schedule A

Investor	Commitment Percentage
Trident IX, L.P.	33.679215%
Trident IX Parallel Fund, L.P.	24.420402%
Trident IX Professionals Fund, L.P.	2.348751%
T-IX Ferdinand Co-Invest-A, LP	18.599497%
T-IX Ferdinand Co-Invest-B, LP	10.257424%
T-IX Ferdinand Co-Invest-C, LP	10.694711%
TOTAL:	100.000000%